FIFTH AMENDMENT
                                 TO THE
                       EASTERN UTILITIES ASSOCIATES
                         EMPLOYEES' SAVINGS PLAN



WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Eastern Utilities Associates Employees' Savings Plan (the "Plan") effective January 1, 1982; and

        WHEREAS, the Employer Amended and Restated the Plan effective January 1, 1989; and

        WHEREAS, the Employer reserved the right to amend the Plan from time to time under Section 13.2 of the Plan.

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, effective April 1, 1998, the Plan is amended as follows:

1. By deleting the second sentence of Section 3.1 of the Plan in its entirety and by substituting therefor the following:

        "This reduction in Earnings shall be in any whole percentage from 1% to 20% of such Earnings or, if permitted by the Committee, in a flat dollar amount not less than 1% and not to exceed 20% of such Earnings, provided however, that if an Eligible Employee is a member of a collective bargaining unit, the figure "20%" in this Section 3.1 shall be replaced by "15%," unless the collective bargaining agreement under which such Employee is covered provides otherwise."

2. By deleting the second sentence of Section 3.2 of the Plan in its entirety and by substituting therefor the following:

        "The contribution rate shall be in any whole percentage from 1% to 20% of such Earnings or, if permitted by the Committee, in a flat dollar amount not less than 1% and not to exceed 20% of such Earnings, provided that such After-Tax Participant Contribution(s) shall not exceed the difference between 20% and the contribution percentage such Eligible Employee has currently authorized for Pre-Tax Participant Contribution(s). Notwithstanding the foregoing, if an Eligible Employee is a member of a collective bargaining unit, the figure "20%" in this Section 3.2 shall be replaced by "15%," unless the collective bargaining agreement under which such Employee is covered provides otherwise."


3. By deleting Section 4.5(a)(ii) in its entirety and by substituting therefor the following:

        "25% of the Employee's compensation (as defined by Code Section 415(c)(3), including amounts deferred pursuant to Code Section 401(k) and amounts which are contributed or deferred and which are not included in the Employee's income by reason of Code Section 125 or
        457) from the Participating Employer."


IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 23rd day of April, 1998.


ATTEST:                                 EASTERN UTILITIES ASSOCIATES


/s/Clifford J. Hebert, Jr.             By:/s/Donald G. Pardus
   Clifford J. Hebert, Jr.                   Donald G. Pardus
Secretary

                                       Its:    Chairman
(Corporate Seal)